Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-54155), Form S-4 (No. 333-85333) and Form S-8 (Nos. 33-54993, 333-16201, 333-27517 and 333-69079) of Energy East Corporation of our report dated January 28, 2000, except as to Note 15, which is as of February 8, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 27, 2000